Exhibit 24
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                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Charles E. Bergeron and Theodore R. Gwin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign a registration statement on Form S-8 to be filed by Epitope, Inc., relating to 250,000 shares of its common stock, no par value ("Common Stock"), issuable pursuant to its 1993 Employee Stock Purchase Plan, and any and all amendments (including post-effective amendments) to such registration statement and to file the same, with exhibits, with the Securities and Exchange Commission. In addition, the undersigned grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done.

         IN WITNESS WHEREOF, this power of attorney has been signed by the following persons in the capacities indicated as of January 19, 1999.


/s/ John W. Morgan                           President, Chief Executive Officer
John W. Morgan                               and Director

/s/ Charles E. Bergeron                      Chief Financial Officer
Charles E. Bergeron

/s/ Theodore R. Gwin                         Controller
Theodore R. Gwin

/s/ Roger L. Pringle                         Chairman of the Board
Roger L. Pringle

/s/ W. Charles Armstrong                     Director
W. Charles Armstrong

/s/ Andrew S. Goldstein                      Director
Andrew S. Goldstein

/s/ Margaret H. Jordan                       Director
Margaret H. Jordan

/s/ Michael J. Paxton                        Director
Michael J. Paxton

/s/ G. Patrick Sheaffer                      Director
G. Patrick Sheaffer

/s/ Robert J. Zollars                        Director
Robert J. Zollars